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EXHIBIT 3(a)
____________
                 RESTATED CERTIFICATE OF INCORPORATION

                                 OF

                        MIDLANTIC CORPORATION


	Pursuant to Section 14A:9-5 of the New Jersey Business
Corporation Act, Midlantic Corporation hereby restates its
Certificate of Incorporation as follows:

	FIRST:  The name of the corporation is MIDLANTIC
CORPORATION.

	SECOND: The purposes for which the corporation is organized are:

	(a)  To engage in the business of a bank holding company;
and

	(b) Without in any way being limited by the foregoing specifically enumerated purpose, to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, Title 14A.

	THIRD:

	A. The aggregate number of shares which the corporation shall have authority to issue is 190,000,000, divided into 40,000,000 shares of preferred stock without par value
(hereinafter called "Preferred Stock") and 150,000,000 shares of common stock of the par value of $3.00 per share
(hereinafter called "Common Stock").

	B. The Board of Directors shall have authority at any time or from time to time (i) to divide any or all of the Preferred Stock into series; (ii) to determine for any such series its designation, number of shares, relative rights, preferences and limitations; (iii) to increase the number of shares of any such series previously determined by it and to decrease such previously determined number of shares to a number not less than that of the shares of such series then outstanding; (iv) to change the designation or number of shares, or the relative rights, preferences and limitations of the shares, of any theretofore established series no shares of which have been issued; (v) to determine relative rights and preferences which are subordinate to, or equal with, the shares of any other series, whether or not such shares of such other series are issued and outstanding when such determination is made; and (vi) to cause to be executed and filed without further approval of the shareholders such amendment or amendments to the Certificate of Incorporation as may be required in order to accomplish any of the foregoing. In particular, but without limiting the


<PAGE 2>
generality of the foregoing, the Board of Directors shall have authority to determine with respect to any such series of Preferred Stock:

		(1) The dividend rate or rates on shares of such series and any restrictions, limitations or conditions upon the payment of such dividends, and whether dividends shall be cumulative and, if so, the date or dates from which dividends shall cumulate, and the dates on which dividends, if declared, shall be payable;

		(2) Whether the shares of such series shall be redeemable and, if so, the time or times and the price or prices at which and the other terms and conditions on which the shares may be redeemed;

		(3) The rights of the holders of shares of such series in the event of the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, or any other distribution of its assets;

		(4) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms and conditions thereof;

		(5) Whether the shares of such series shall be convertible into shares of any other class or classes or of any series of the same or any other class or classes, and if so convertible, the price or prices or the rate or rates of conversion and the method, if any, of adjusting the same, and the other terms and conditions, if any, on which shares shall be so convertible; and

		(6) The extent of voting powers, if any, of the shares of such series.

	C. Each share of Common Stock shall be equal to every other share of Common Stock, and, subject to the prior rights of the Preferred Stock, shall be entitled to share equally upon all distributions of earnings and assets of the corporation. After all accrued dividends on all Preferred Stock having cumulative dividend rights have been declared and paid, or funds set apart for the payment thereof, the holders of Common Stock shall be entitled to receive dividends at such rates and at such times as may be determined by the Board of Directors. Upon the dissolution, liquidation or winding up of the corporation, or upon any distribution of its capital assets, subject to the prior rights of the Preferred Stock, all the remaining assets of the corporation shall be distributed ratably among the holders of Common Stock.

	D.(a) Designation. There is created a series of Preferred Stock the designation of which shall be "Term
Adjustable Rate


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Cumulative Preferred Stock-Series A" (hereinafter referred
to as this "Series") and the number of shares constituting this Series for the purpose of determining dividends hereunder shall be Five Hundred Thousand (500,000). Shares of this Series, for the purpose of determining dividends hereunder, shall have a stated value of $100 per share. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the New Jersey Business Corporation Act stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

	(b)  Dividends.

	(1) Dividend periods ("Dividend Periods") shall commence on January 1, April 1, July 1 and October 1 in each year and shall end on and include the day next preceding the first day of the next Dividend Period. The dividends shall be cumulative, at the rate hereinafter referred to in Section (c), from the date of original issue of shares of this Series and shall be payable, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee thereof out of assets legally available therefor, on or before the twentieth day immediately following the end of each Dividend Period, commencing October 20, 1989. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors for the Corporation or by any duly authorized committee thereof. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any such dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or any duly authorized committee thereof.

	(2) No dividends shall be declared or paid or set apart for payment on any shares of any class of stock or series thereof ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon shares of this Series and any other shares of any class of stock or series thereof ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other shares of any class of stock or series thereof ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this


<PAGE 4>
Series and such other class or series shall in all cases bear to each other the same ratio that accrued dividends per share on this Series and such other class or series bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

	(3) Unless full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for all past Dividend Periods, no Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation and except for any redemption, purchase or other acquisition pursuant to any present or future plan applicable to former, present or future directors, officers or employees of the Corporation or any of its direct or indirect subsidiaries (including, but not limited to any stock option plan, stock option agreement, stock purchase plan, employees' savings or profit sharing plan or other incentive or benefit plan providing for the sale or other issuance of any stock by the Corporation) or pursuant to any present or future dividend reinvestment plan of the Corporation, or any acquisition by the Corporation of any debt or Preferred Stock of the Corporation convertible into Common Stock, or any acquisition of any Common Stock or Preferred Stock by any subsidiary of the Corporation in the ordinary course of its business.

	(4) Dividends payable on this Series for each full Dividend Period shall be computed by annualizing the applicable dividend rate and dividing by four (regardless of the actual number of days in such Dividend Period). Dividends payable on this Series for any period less than a full Dividend Period, including the Initial Dividend Period (as defined in Section (c) below), shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

	(c)  Dividend Rate.

	(1) The dividend rate payable on the shares of this Series for the period from the date of the original issuance thereof to March 31, 1990 and for Dividend Periods thereafter commencing prior to April 1, 1992 shall be 7.625%.

	(2) The rate of dividends payable on the Shares of this Series for all Dividend Periods beginning on or after April 1,



<PAGE 5>
1992 and commencing prior to April 1, 1994 shall be equal to the "Average Rate" for the Dividend Period commencing April 1, 1992. The Average Rate will be equal to the sum of .25% and the arithmetic average, rounded to the nearest five hundredths of a percentage point, of the Two Year Constant Maturity Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for the Dividend Period commencing April 1, 1992, subject to a maximum dividend rate per annum and a minimum dividend rate per annum set forth in Paragraph 9 below. If the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for the Dividend Period, then the Average Rate for all such Dividend Periods will be equal to the sum of .25% and the arithmetic average, rounded to the nearest five hundredths of a percentage point, of such rates that can be determined. If the Corporation determines in good faith that none of such rates can be determined for the Dividend Period commencing April 1, 1992, then the Average Rate in effect for the immediately preceding Dividend Period will be continued for all such Dividend Periods, provided that if a rate can be so determined, the rate applicable for the first Dividend Period commencing after April 1, 1992 for which such rate can be determined shall be payable for all remaining Dividend Periods commencing prior to April l, 1994.

	(3) The rate of dividends payable on the shares of this Series for Dividend Periods beginning on or after April 1, 1994 shall be equal to the "Applicable Rate" for such Dividend Period. The Applicable Rate will be equal to the sum of 2.00% and the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined), rounded to the nearest five hundredths of a percentage point, for such Dividend Period, subject to a maximum dividend rate per annum and a minimum dividend rate per annum set forth in Paragraph 9 below. If the Corporation determines in good faith that if for any reason one or more of such rates cannot be determined for any Dividend Period, then the Applicable Rate for such Dividend Period will be equal to the sum of 2.00% and the highest of such rates that can be determined, rounded to the nearest five hundredths of a percentage point. If the Corporation determines in good faith that none of such rates can be determined for any Dividend Period, then the Applicable Rate in effect for the immediately preceding Dividend Period will be continued for such Dividend Period.

(4) Except as provided below in this Paragraph, the "Treasury Bill Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published by the Board of Governors of the Federal Reserve System during the Calendar Period immediately prior to the ten calendar days immediately preceding the Dividend Period for which

<PAGE 6>
the dividend rate on this Series is being determined. If the Board of Governors of the Federal Reserve System does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a weekly per annum market discount rate for three-month U.S. Treasury bills is not published by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Board of Governors of the Federal Reserve System or, if the Board of Governors or the Federal Reserve System does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available to the Corporation by at least two recognized dealers in U.S. Government securities selected by the Corporation). If the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Dividend Period as provided above in this Paragraph, the Treasury Bill Rate for such Dividend Period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least two recognized dealers in U.S. Government securities selected by the Corporation.

	(5) Except as hereinafter provided in this Paragraph, the "Two Year Constant Maturity Rate" for each Dividend
Period will

<PAGE 7>
be the arithmetic average of the two most recent weekly per annum Two Year Average Yields (or the one weekly per annum Two Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published by the Board of Governors of the Federal Reserve System during the Calendar Period immediately prior to the ten calendar days immediately preceding the Dividend Period for which the dividend rate on this Series is being determined. If the Board of Governors of the Federal Reserve System does not publish such a weekly per annum Two Year Average Yield during any such Calendar Period, then the Two Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Two Year Average Yields (or the one weekly per annum Two Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum Two Year Average Yield is not published by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Two Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than 1.5 years nor more than 2.5 years, as published during such Calendar Period by the Board of Governors of the Federal Reserve System or, if the Board of Governors of the Federal Reserve System does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Two Year Constant Maturity Rate for any Dividend Period as provided above in this Paragraph, the Two Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than 1.5 years nor more than 2.5 years from the date of such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least two recognized dealers in U.S. Government securities selected by the Corporation.

	(6) Except as hereinafter provided in this Paragraph, the "Ten Year Constant Maturity Rate" for each Dividend
Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published by the Board of Governors

<PAGE 8>
of the Federal Reserve System during the Calendar Period immediately prior to the ten calendar days immediately preceding the Dividend Period for which the dividend rate on this Series is being determined. If the Board of Governors of the Federal Reserve System does not publish such a weekly per annum Ten Year Average Yield during any such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum Ten Year Average Yield is not published by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Board of Governors of the Federal Reserve System or, if the Board of Governors of the Federal Reserve System does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Dividend Period as provided above in this Paragraph, the Ten Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least two recognized dealers in U.S. Government securities selected by the Corporation.

	(7) Except as provided below in this Paragraph, the "Thirty Year Constant Maturity Rate" for each Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published by the Board of Governors of the Federal Reserve System during the Calendar Period immediately prior to the ten calendar days immediately preceding the Dividend Period for which the dividend rate on this Series is being determined. If the Board of Governors of

<PAGE 9>
the Federal Reserve System does not publish such a weekly per annum Thirty Year Average Yield during any such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such Yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If a per annum Thirty Year Average Yield is not published by the Board of Governors of the Federal Reserve System or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than twenty-eight nor more than thirty-two years, as published during such Calendar Period by the Board of Governors of the Federal Reserve System or, if the Board of Governors of the Federal Reserve System does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. If the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity Rate for any Dividend Period as provided above in this Paragraph, then the Thirty Year Constant Maturity Rate for such Dividend Period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least two recognized dealers in U.S. Government securities selected by the Corporation.

	(8) As used herein, the term "Calendar Period" means a period of fourteen calendar days; the term "Special
Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;
the term "Two Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of two years); the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable
U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year

<PAGE 10>
Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

	(9) Notwithstanding the provisions of Paragraphs l, 2 and 3 above, in no event shall the dividend rate be less than 6% or more than 12%.

	(10) The dividend rate payable pursuant to Section (c), Paragraph (1), is based upon the assumptions that for federal income tax purposes the dividends received deduction ("DRD") provided by Section 243(a)(1) of the Internal
Revenue Code of 1986, as amended (the "Code") for domestic corporations (including without limitation, a "bank" within the meaning of Section 581 of the Code or a domestic corporation which is a "bank holding company" within the meaning of the Bank Holding Company Act of 1956, as amended and in effect on May 12, 1989) receiving dividends from certain domestic corporations, will remain in effect at 70% through March 31, 1992 (the "Termination Date"). If there is an amendment to the Code that would result in the assumptions set forth in the preceding sentence being inaccurate, the otherwise applicable annualized dividend rate on this Series payable to any holder of this Series will, with respect to each dividend paid on this Series for any Dividend Period commencing prior to the Termination
Date, be increased by .026% for each 1% decrease in the DRD rate and decreased by .026% for each 1% increase in the DRD rate applicable to the Dividend Period for the dividend in question in each case in comparison to the 70% DRD rate in effect on May 12, 1989.

	(d)  Redemption.

(1) The Corporation, at its option, may redeem shares of this Series, as a whole or in part, on the date of the second anniversary of the date of original issuance and from time to time thereafter, at a redemption price of $100 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption.

	(2) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation or by any duly authorized committee thereof and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or by any duly authorized committee thereof or by any other method as may be determined by the Board of Directors of the Corporation or by any duly authorized committee thereof in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

	(3)  In the event the Corporation shall redeem shares of


<PAGE 11>
this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and
(v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

	(4) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price plus any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or any duly authorized committee thereof shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid plus any accrued and unpaid dividends. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

	(5) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or any duly authorized committee thereof.
	(6) Notwithstanding the foregoing provisions of this Section (d), if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.
	(e) Conversion. The holders of shares of this Series shall




<PAGE 12>
not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

	(f)  Liquidation Rights.

	(1) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock or series thereof ranking junior to this Series upon liquidation, the amount of $100 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

	(2) After the payment to the holders of the shares of this Series of the amounts provided for in Paragraph (1) of this Section (f), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

	(3) In the event the assets of the Corporation available for distribution to the holders of the shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph (1) of this Section (f), no such distribution shall be made on account of any shares of any other class or series of Preferred
Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

	(4) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for the purposes of this Section (f); provided, however, that the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation or the transfer by the Corporation of all or substantially all assets of the Corporation to any directly or indirectly wholly owned subsidiary of the Corporation shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (f).

	(5) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of this Series then outstanding shall be entitled to be
<PAGE 13>
paid out of the assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to Paragraph (1) of this Section (f) before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior to this Series upon liquidation.

	(g) Ranking. For purposes hereof, any stock of any class or series of the Corporation shall be deemed to rank:

	(1) Prior to the shares of this Series, either as to dividends or upon dissolution, liquidation or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

	(2) on a parity with shares of this Series, either as to dividends or upon dissolution, liquidation or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or stated value or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

	(3) junior to shares of this Series, either as to dividends or upon dissolution, liquidation or winding up if such class or series shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

	(h) Voting Rights. The shares of this Series, except as otherwise required by law, shall not have any voting powers either general or special. The authorization of any action by shares of this Series, if so entitled to vote, shall be by a majority of votes cast at a meeting by the holders of this Series entitled to vote thereon.

	E.(a) Designation and Amount. There is created a series of Preferred Stock the description of which shall be "Series B Junior Participating Preferred Stock" (hereinafter sometimes referred to as this "Series B Preferred Stock") and the number of shares constituting such Series B Preferred Stock shall be Five Hundred Thousand (500,000). The number of authorized shares of this Series B Preferred Stock may be reduced or increased by



<PAGE 14>
further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the New Jersey Business Corporation Act stating that such reduction or increase has been so authorized.

	(b)  Dividends and Distributions.

	(1) Dividend periods ("Dividend Periods") shall commence on January 1, April 1, July 1 and October 1 in each year and shall end on and include the day next preceding the first day of the next Dividend Period. Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of this Series B Preferred Stock with respect to dividends, the holders of shares of this Series B Preferred Stock shall be entitled to receive quarterly dividends, which shall be payable, when, as and if declared by the Board of Directors out of funds legally available for such purpose, on such date (the "Quarterly Dividend Payment Date") as is no later than the twentieth day immediately following the end of each Dividend Period commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of this Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 (the "Series B Minimum Quarterly Dividend") or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after February 23, 1990 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of this Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. The Board of Directors may fix a record date for the determination of holders of shares of this Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof. Dividends on account of arrears for any


<PAGE 15>
past Dividend Periods may be declared and paid at any time, without reference to any such Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or any duly authorized committee thereof.

	(2) The Corporation shall declare a dividend or distribution on this Series B Preferred Stock as provided in paragraph (b)(l) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

	(3) Dividends shall begin to accrue and be cumulative on outstanding shares of this Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of this Series B Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of this Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend
Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly
Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of this Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

	(c) Voting. Except as otherwise required by law, this Series B Preferred Stock shall not have any voting powers either general or special. The authorization of any action by shares of this Series B Preferred Stock, if so entitled to vote, shall be by a majority of votes cast at a meeting by the holders of this Series B Preferred Stock entitled to vote thereon.

	(d)  Certain Restrictions.

	(1) No dividends shall be declared or paid or set apart for payment on any shares of any class of stock or series thereof ranking, as to dividends, on a parity with or junior to this Series B Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart


<PAGE 16>
for such payment on this Series B Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon shares of this Series B Preferred Stock and any other shares of any class of stock or series thereof ranking on a parity as to dividends with this Series B Preferred Stock, all dividends declared upon shares of this Series B Preferred Stock and any other shares of any class of stock or series thereof ranking on a parity as to dividends with this Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on this Series B Preferred Stock and such other class or series shall in all cases bear to each other the same ratio that accrued dividends per share on this Series B Preferred Stock and such other class or series bear to each other. Holders of shares of this Series B Preferred Stock shall not be entitled to any dividend whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

	(2)  Unless full cumulative dividends on all
outstanding shares of this Series B Preferred Stock shall have been paid or declared and set aside for payment for all past Dividend Periods, no Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series B Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation except by conversion into or exchange for stock of the Corporation ranking junior to this Series B Preferred Stock as to dividends and upon liquidation and except for any redemption, purchase or other acquisition pursuant to any present or future plan applicable to former, present or future directors, officers or employees of the Corporation or any of its direct or indirect subsidiaries (including, but not limited to any stock option plan, stock option agreement, stock purchase plan, employees' savings or profit sharing plan or other incentive or benefit plan providing for the sale or other issuance of any stock by the Corporation) or pursuant to any present or future dividend reinvestment plan of the Corporation, or any acquisition by the Corporation of any debt or Preferred Stock of the Corporation convertible into Common Stock, or any acquisition of any Common Stock or Preferred Stock by any subsidiary of the Corporation in the ordinary course of its business.

	(e) Reacquired Shares. Any shares of this Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation have the status of


<PAGE 17>
authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated by the Board of Directors of the Corporation or any duly authorized committee thereof, subject to the conditions and restrictions on issuance set forth herein.

	(f)  Liquidation, Dissolution or Winding Up.

	(1) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series B Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock or series ranking junior to this Series B Preferred Stock upon liquidation, the amount of $100 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution (the "Series B Liquidation Preference").
Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of this Series B Preferred
Stock unless, prior to any such additional distribution, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph 5 below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of this Series B Preferred Stock and Common Stock, respectively, holders of this Series B Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

	(2) In the event the assets of the Corporation available for distribution to the holders of the shares of this Series
B Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Paragraph (1) of this Section (f), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series B Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series B Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or

<PAGE 18>
winding up.

	(3) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation shall be deemed a voluntary dissolution, liquidation or winding up of the Corporation for the purposes of this Section (f); provided, however, that the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation or the transfer by the Corporation of all or substantially all assets of the Corporation to any directly or indirectly wholly owned subsidiary of the Corporation shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (f).

	(4) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of this Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to the Series B Liquidation Preference before any payment shall be made to the holders of any class of capital stock of the Corporation ranking junior to this Series upon liquidation.
(5) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

	(g)  Consolidation, Merger, etc.  In case the
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property
(payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common
Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding
Common Stock into a smaller number of shares, then in each such case the amount set


<PAGE 19>
forth in the preceding sentence with respect to the exchange or change of shares of this Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

	(h)  No Redemption.  The shares of this Series B
Preferred Stock shall not be redeemable.

	(i) Ranking. This Series B Preferred Stock shall rank junior to the Series A Preferred Stock and to all other series of the Corporation's Preferred Stock as to the receipt of dividends and of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, unless the terms of any such series shall provide otherwise. This Series B Preferred Stock shall rank prior to the Common Stock as to the receipt of dividends and of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, with respect to the Series B Minimum Quarterly
Dividend and the Series B Liquidation Preference, and otherwise shall rank on a parity with the Common Stock.

	(j) Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of this Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of this Series B Preferred Stock, voting separately as a class.

	(k) Fractional Shares. This Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of this Series B Preferred Stock.

	FOURTH: The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative or of any other kind, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation or any subsidiary of the corporation or serves or served any other enterprise at the request of the corporation (including service as a fiduciary with respect to any employee benefit plan) against expenses, judgments, fines, penalties and amounts paid in settlement (including amounts paid pursuant to judgments or settlements in derivative actions), actually and reasonably incurred by such



<PAGE 20>
person in connection with such action, suit or proceeding, or any appeal therein. The rights provided by this Article FOURTH to any person shall inure to the benefit of such person's legal representative. Neither the amendment or repeal of this Article FOURTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article FOURTH, shall deprive any person of rights hereunder arising out of any matter which occurred prior to such amendment, repeal or adoption.

	FIFTH: The address of the corporation's registered office is Metro Park Plaza, P.O. Box 600, 499 Thornall
Street, Edison, New Jersey 08818, and the name of the corporation's registered agent at such address is Joseph H.
Kott.

	SIXTH: The current Board of Directors of the corporation consists of sixteen persons and the names and addresses of the persons who currently serve as the directors of the corporation are as follows:

Charles E. Ehinger
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

David F. Girard-diCarlo
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

Frederick C. Haab
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

Kevork S. Hovnanian
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

Arthur J. Kania
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818




<PAGE 21>

Aubrey C. Lewis
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

David F. McBride
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

Desmond P. McDonald
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

William E. McKenna
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

Roy T. Peraino
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

Ernest L. Ransome, III
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

B. P. Russell
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818










<PAGE 22>

Garry J. Scheuring
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

Fred R. Sullivan
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

Marcy Syms
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

Harold L. Yoh, Jr.
c/o Secretary
Midlantic Corporation
Metro Park Plaza
P.O. Box 600
Edison, New Jersey 08818

The by-laws shall specify the number of directors other than the number constituting the first board, and any directorship to be filled by reason of an increase in the number of directors may be filled by the board.

The board of directors, by resolution adopted by a majority of the entire board, may appoint from among its members an executive committee which shall have and may exercise all the authority of the board except as otherwise expressly provided by law, and one or more other committees which shall have such authority as may be delegated by the board.

	SEVENTH:

	A. The merger or consolidation of this corporation with any other corporation or the sale, lease, exchange or other disposition of all or substantially all the assets of this corporation may be effected only if, in addition to any affirmative vote required by law or otherwise, such transaction shall have been approved by the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class; provided, however, that such additional voting requirement shall not be applicable in the event that the transaction shall have been approved by not less than the greater of (a) three-fourths of the Disinterested





<PAGE 23>
Directors or (b) three Disinterested Directors; and provided, further, that this Article SEVENTH shall not be applicable to a Business Combination, as defined in Article EIGHTH hereof.

	B.  For purposes of this Article SEVENTH:

	1. The term "Disinterested Director" means any member of the Board of Directors of this corporation, while such person is a member of the Board, who is not an Affiliate, Associate or Representative of any party to the transaction (other than this corporation or a corporation all of the capital stock of which, except for directors' qualifying shares, is beneficially owned directly or indirectly by this corporation) and either was named as a director in the Certificate of Incorporation filed in the office of the Secretary of State of New Jersey on March 20, 1986 or was recommended for election to the Board, or elected to fill a vacancy on the Board, by a majority of the then Disinterested Directors.

	2. The terms "Voting Stock", "Affiliate" and "Associate" have the meanings set forth in Article EIGHTH hereof.

	C. A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article SEVENTH, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article SEVENTH.

	D. The affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article SEVENTH.

	EIGHTH:  Business Combinations.

	A. Higher Vote for Business Combinations. In addition to any affirmative vote required by law or otherwise, and except as otherwise expressly provided in Section B of this Article EIGHTH, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than eighty percent
(80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or otherwise.

	B.  When Higher Vote Not Required.  The provisions of
Section A of this Article EIGHTH shall not be applicable to a particular Business Combination if the conditions specified in either of the following paragraphs 1 or 2 are met:







<PAGE 24>

	1.  Approval by Continuing Directors.  The Business
Combination shall have been approved by not less than three-fourths of the Continuing Directors (as hereinafter defined).

	2.  Price, Form of Consideration and Procedural
Requirements. All of the following conditions shall have been met:

	(a) The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all of their shares of Common Stock, and the aggregate amount of cash and the Fair Market
Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share in such Business Combination by holders of Common Stock shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below:

		(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of Common Stock (x) within the two-year period immediately prior to the date of the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock;

		(ii) the Fair Market Value per share of Common Stock on the second business day after the Announcement Date or on the date on which an Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; or

		(iii) the highest Fair Market Value per share of Common Stock on any date during the period from (x) a date 30 days after the later of the Announcement Date and the Determination Date to (y) the date on which the proxy or information statement referred to in Paragraph 2(f) is mailed to the shareholders of this corporation, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

	(b) If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Capital Stock (as hereinafter defined) other than Common Stock, the aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other


<PAGE 25>

than cash to be received per share in such Business Combination by holders of such class or series of Capital Stock shall be at least equal to the highest amount determined under clauses (i),
(ii), (iii) and (iv) below:

		(i)  (if applicable) the highest per share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

		(ii) the Fair Market Value per share of such class or series of Capital Stock on the second business day after the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

		(iii) the highest Fair Market Value per share of such class or series of Capital Stock on any date during the period from (x) a date 30 days after the later of the Announcement Date and the Determination Date to (y) the date on which the proxy or information statement referred to in Paragraph 2(f) is mailed to the shareholders of this corporation, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; or

		(iv) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of this corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

The provisions of this Paragraph 2(b) shall be required to be met with respect to every class or series of outstanding Capital Stock other than Common Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

	(c) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares

<PAGE 26>

of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

	(d) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock dividend or subdivision of the Common Stock) other than as approved by a majority of the Continuing Directors and (y) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; (iii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Stock.

	(e) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of this corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

	(f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of this corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent


<PAGE 27>

place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock of this corporation other than the Interested Shareholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by this corporation.

	(g) Such Interested Shareholder shall not have made any major change in the business or equity capital structure of this corporation or any Subsidiary without the approval of a majority of the Continuing Directors.

	(h) The Business Combination shall have been approved by not less than a majority of the entire Board of Directors.

	(i) The Board of Directors of this corporation shall at all times include not less than four Continuing Directors.

	C.  Certain Definitions.  For the purposes of this Article
EIGHTH:

	1.  "Business Combination".  The term "Business
Combination" shall mean:

	(a) any merger or consolidation of this corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Shareholder; or

	(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to, with or by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets (including cash) or securities of this corporation, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder having an aggregate Fair Market Value of $20,000,000 or more; or

	(c) the adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

	(d) any reclassification of securities (including any reverse stock split), or recapitalization of this corporation, or




<PAGE 28>

any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

	(e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

	2. "Capital Stock"; "Voting Stock". The term "Capital Stock" shall mean all capital stock of this corporation authorized to be issued from time to time under Article THIRD of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of this corporation generally.

	3. "Person". The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

	4. "Interested Shareholder". The term "Interested Shareholder" shall mean any person (other than this corporation, the incorporator of this corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of this corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, or (b) is an Affiliate or Associate of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock or the then outstanding voting Common Stock of the incorporator of this corporation or (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.




<PAGE 29>

	5. "Beneficial Owner". A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

	6. "Affiliate"; "Associate". The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on December 31, 1985 (the term "registrant" in said Rule 12b-2 meaning in this case this corporation).

     7. "Subsidiary". The term "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by this corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by this corporation.

     8. "Continuing Director". The term "Continuing Director" means any member of the Board of Directors of this corporation, while such person is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder and either was named as a director in the Certificate of Incorporation filed in the office of the Secretary of State of New Jersey on March 20, 1986 or was recommended for election to the Board, or elected to fill a vacancy on the Board, by a majority of the then Continuing Directors.

     9. "Fair Market Value". The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed


<PAGE 30>
Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest sale price, or if not available the highest closing bid quotation, with respect to a share of such stock during the 30-day period preceding the date in question, in each case on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such prices or quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and
(c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

	10. "Consideration Other than Cash to be Received". In the event of any Business Combination described in Paragraph 1(a) of Section C of this Article EIGHTH in which this corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2(a) and 2(b) of Section
B of this Article EIGHTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

	D. Powers and Duties of Continuing Directors. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article
EIGHTH, including: (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate, Associate or representative of another,
(d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $20,000,000 or more, (e) whether the requirements of Section B of this Article EIGHTH have been met and (f) such other matters with respect to which a determination is required under this Article EIGHTH. Any such determination made in good faith shall be binding and conclusive on all parties.

	E.  No Effect on Fiduciary Obligations of Interested
Shareholders. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

	F. Effect on Obligations of Board of Directors. The fact that any Business Combination complies with the provisions of Section B of this Article EIGHTH shall not be construed to impose



<PAGE 31>
any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of this corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

	G. Amendment, Repeal, etc. The affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article EIGHTH; provided, however, that, this Section G shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this Article EIGHTH.

	NINTH: To the full extent from time to time permitted by law, no director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. Neither the amendment or repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the protection afforded by this Article
NINTH to a director or officer of the corporation in respect to any matter which occurred, or any cause of action, suit or claim which but for this Article NINTH would have accrued or arisen, prior to such amendment, repeal or adoption.

	IN WITNESS WHEREOF, Midlantic Corporation has caused this
Restated Certificate of Incorporation to be executed on its behalf by the undersigned duly authorized officer as of the 22nd day of March, 1995.

						MIDLANTIC CORPORATION

						By:  /s/ John M. Sperger
						_________________________
						John M. Sperger
						Senior Vice President &
						Secretary